Exhibit 99.1
Bioheart, Inc. Announces Additional Funding Support

Contact:	William Kline	Lytham Partners, LLC
	Chief Financial Officer	Joe Diaz
	Nicholas Burke	Joe Dorame
	VP — Financial Operations	Robert Blum
	(954) 835-1500	(602) 889-9700
SUNRISE, Fla., (August 21, 2008) — Bioheart, Inc., (Nasdaq:BHRT) a company committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases, today announced receipt of a $1 million unsecured loan from Rogers Telecommunications Limited. This loan is payable upon the later of three months or Bioheart’s repayment of its loan from BlueCrest Capital. In addition, under certain circumstances, the Company may be permitted to pay outstanding interest and principal in shares of its common stock. The loan will be used for Bioheart’s ongoing clinical and business operations, as the Company continues to actively pursue additional investment support.
          “We are grateful for the support offered by Rogers Telecommunications Limited and its recognition of the important clinical work we are doing for heart failure patients,” said Howard J. Leonhardt, Chairman and Chief Executive Officer of Bioheart, Inc. “We hope to soon introduce intelligent devices that offer synergies with our clinical therapies and provide critical at-home monitoring of these patients.”
     Bioheart recently announced its plan to enter the device market as a complement to its MyoCell® Clinical Therapy program, which targets patients with congestive heart failure.
•	On August 1, 2008, the Company announced it entered into a non-binding letter of intent to acquire MEDICALGORITHMICS, Ltd. and the worldwide rights to the POCKETECG, a real-time wireless beat-to-beat, intelligent heart monitor and diagnostic system, designed for long-term, fully-automated electrocardiogram (ECG) arrhythmia and AFib analysis. The device, manufactured by MEDICALGORITHMICS, Ltd., Poland, recently received CE mark approval for marketing throughout Europe.

•	On July 10, 2008, the Company announced that it secured worldwide non-exclusive distribution rights to the Bioheart 3370 Heart Failure Monitor, an interactive and simple-to-use at-home intelligent device designed specifically to improve available healthcare to patients outside hospitals who are suffering from heart failure. The device, manufactured by RTX Healthcare A/S (Denmark), has 510(k) market clearance from the U.S. Food and Drug Administration for marketing in the U.S. and CE mark approval for marketing in Europe and other countries that follow this mark.
— more —

Page 2: Bioheart Announces Additional Financial Support
About Bioheart, Inc.:
Bioheart, Inc. (Nasdaq: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell, MyoCell SDF-1 and MyoCath are trademarks of Bioheart, Inc.
Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; and (viii) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
###